UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2023 (April 25, 2023)
AMERICAN SOFTWARE, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number 001-12456

Georgia	58-1098795
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

 470 East Paces Ferry Road, NE, Atlanta, Georgia 30305
(Address of principal executive offices)

(404) 261-4381
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on which Registered
Common Stock	AMSWA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02        DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 25, 2023, the Board of Directors (the “Board”) of American Software, Inc. (the “Company”) amended and restated the American Software, Inc. 2020 Equity Compensation Plan, as amended (the “Plan” and, as amended and restated, the “Amended and Restated Plan”) to add the ability to issue restricted stock units (“RSUs”) under the Amended and Restated Plan, as described in more detail below, to make certain other ministerial changes, and to give effect to the First Amendment to the American Software, Inc. 2020 Equity Compensation Plan approved by the Company’s shareholders in 2021.
Since its adoption by the Company’s shareholders in 2019, the Plan has permitted the Company to make grants of restricted stock. In the case of such an award, the entire number of shares subject to a restricted stock award would be issued at the time of grant. Such shares could be subject to vesting provisions based on time or other conditions specified by the Board or an authorized committee of the Board; provided, however, until such time as the vesting conditions or other restrictions expire, such unvested shares would be considered outstanding for dividend, voting and other purposes.
In contrast to restricted stock awards, the newly-permitted RSUs would represent an obligation of the Company to issue unrestricted shares of Class A common stock to the award recipient only when and to the extent that the vesting criteria of the award are satisfied. As in the case of restricted stock awards, vesting criteria for RSUs can be based on time or other conditions specified by the Board or an authorized committee of the Board. However, until vesting occurs, the award recipient is not entitled to any shareholder rights with respect to the unvested shares, including with respect to dividend, voting and other purposes.
In addition to adopting the Amended and Restated Plan, the Board adopted the form of agreement pursuant to which RSUs may be granted (the “Form of RSU Award Agreement”). The Form of RSU Award Agreement contains usual and customary provisions providing for time vesting, delivery of shares, and taxes and withholding, among other provisions.
A copy of the Amended and Restated Plan, a copy of the Amended and Restated Plan, marked to show changes from the prior version of the Plan, and the Form of RSU Award Agreement are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively and are incorporated into this item by reference. The foregoing descriptions of the Amended and Restated Plan and the Form of RSU Award Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
Exhibit
Number Description

10.1	Amended and Restated American Software, Inc. 2020 Equity Compensation Plan
10.2	Amended and Restated American Software, Inc. 2020 Equity Compensation Plan, marked to show amendments effective as of April 25, 2023
10.3	Form of Director Restricted Stock Unit Agreement Under the 2020 Equity Compensation Plan
10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2023		AMERICAN SOFTWARE, INC.

(Registrant)

	By:	/s/ Vincent C. Klinges
	Name:	Vincent C. Klinges
	Title:	Chief Financial Officer